ADMINISTRATION AGREEMENT

                                     between

                                COVA SERIES TRUST

          (known as Van Kampen Merritt Series Trust until May, 1, 1996)

                                       and


                      COVA Investment Advisory Corporation

                                       and

                         INVESTORS BANK & TRUST COMPANY



                                     FORM OF
                            ADMINISTRATION AGREEMENT

     THIS ADMINISTRATION AGREEMENT is made as of April 1, 1996 by and between COVA SERIES TRUST (known as Van Kampen Merritt Series Trust until May, 1, 1996), a Massachusetts business trust (the "Fund"), COVA Investment Advisory Corporation, an Illinois corporation (the "Adviser"), and INVESTORS BANK & TRUST COMPANY, a Massachusetts trust company ("Investors Bank").

     WHEREAS, the Fund is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act") consisting of five separate active portfolios as of April 1, 1996 and to consist of eleven active separate portfolios as of May 1, 1996; and

     WHEREAS, the Fund and the Adviser desire to retain Investors Bank to render certain administrative services to the Fund and Investors Bank is willing to render such services;


                                   WITNESSETH:

     NOW, THEREFORE, in consideration of the mutual covenants herein set forth, it is agreed between the parties hereto as follows:

     1. Appointment. The Fund hereby appoints Investors Bank to act as Administrator of the Fund on the terms set forth in this Agreement. Investors Bank accepts such appointment and agrees to render the services herein set forth for the compensation herein provided.

     2. Delivery of Documents. The Fund has furnished Investors Bank with copies properly certified or authenticated of each of the following:

     (a)   Resolutions  of  the  Fund's  Board  of  Directors   authorizing  the
appointment of Investors Bank to provide certain administrative services to the Fund and approving this Agreement;

     (b)  The   Fund's   incorporating   documents   filed  with  the  state  of
Massachusetts and all amendments thereto (the "Articles");

     (c) The Fund's by-laws and all amendments thereto (the "By-Laws");

     (d) The Fund's agreements with all service providers which include any investment advisory agreements, sub-investment advisory agreements, custody agreements, distribution agreements and transfer agency agreements (collectively, the "Agreements");

     (e) The Fund's most recent Registration Statement on Form N-1A (the "Registration Statement") under the Securities Act of 1933 and under the 1940 Act and all amendments thereto; and

     (f)  The  Fund's  most  recent   prospectus  and  statement  of  additional
information (the "Prospectus"); and

     (g) Such other certificates, documents or opinions as may mutually be deemed necessary or appropriate for Investors Bank in the proper performance of its duties hereunder.

     The Fund will immediately furnish Investors Bank with copies, properly certified or authenticated, of all amendments of or supplements to the foregoing. Furthermore, the Fund will notify Investors Bank as soon as possible of any matter materially affecting the performance of Investors Bank of its services under this Agreement.

     3. Duties of Administrator. Subject to the supervision and direction of the Board of Directors of the Fund, Investors Bank, as Administrator, will assist in supervising various aspects of the Fund's administrative operations and undertakes to perform the following specific services:

     (a) Maintaining office facilities (which may be in the offices of Investors Bank or a corporate affiliate);

     (b) Furnishing internal executive and administrative services and clerical services;

     (c) Furnishing corporate secretarial services including preparation and distribution of materials for Board of Directors meetings;

     (d) Accumulating information for and, subject to approval by the Fund's treasurer and legal counsel, coordination of the preparation, filing, printing and dissemination of reports to the Fund's shareholders of record and the SEC including, but not necessarily limited to, post-effective amendments to the Fund's registration statement, annual reports, semiannual reports, Form N-SAR, 24f-2 notices and proxy material;

     (e) Participating in the preparation and filing of various reports or other documents required by federal, state and other applicable laws and regulations, other than those filed or required to be filed by the Fund's investment adviser or transfer agent;

     (f) Coordinating the preparation and filing of the Fund's tax returns;

     (g) Other services as may be detailed as an appendix to this Agreement.

     In performing all services under this Agreement, Investors Bank shall act in conformity with Fund's Articles and By-Laws and the 1940 Act, as the same may be amended from time to time; and the investment objectives, investment policies and other practices and policies set forth in the Fund's Registration Statement, as the same may be amended from time to time. Notwithstanding any item discussed herein, Investors Bank has no discretion over the Fund's assets or choice of investments and cannot be held liable for any problem relating to such investments.

     4. Fees and Expenses.

     (a) For the services to be rendered and the facilities to be furnished by Investors Bank, as provided for in this Agreement, the Adviser will compensate Investors Bank in accordance with the fee schedule attached hereto. Such fees do not include out-of-pocket disbursements (as delineated on the fee schedule or other expenses with the prior approval of the Fund's management) of the Administrator for which the Administrator shall be entitled to bill separately.

     (b) Investors Bank shall not be required to pay any expenses incurred by the Fund.

     5. Limitation of Liability.

     (a) Investors Bank, its directors, officers, employees and agents shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Adviser in connection with the performance of its obligations and duties under this Agreement, except a loss resulting from willful misfeasance, bad faith or gross negligence in the performance of such obligations and duties, or by reason of its reckless disregard thereof. The Fund will indemnify Investors Bank, its directors, officers, employees and agents against and hold it and them harmless from any and all losses, claims, damages, liabilities or expenses (including reasonable counsel fees and expenses) resulting from any claim, demand, action or suit not resulting from the willful misfeasance, bad faith or gross negligence of Investors Bank in the performance of such obligations and duties or by reason of its reckless disregard thereof.

     (b) Investors Bank may apply to the Fund at any time for instructions and may consult counsel for the Fund, or its own counsel, and with accountants and other experts with respect to any matter arising in connection with its duties hereunder, and Investors Bank shall not be liable or accountable for any action taken or omitted by it in good faith in accordance with such instruction, or with the opinion of such counsel, accountants, or other experts. Investors Bank shall be protected in acting upon any document, certificate or instrument which it reasonably believes to be genuine and to be signed or presented by the proper person or persons. Investors Bank shall not be held to have notice of any change of authority of any officers, employees, or agents of the Fund until receipt of written notice thereof has been received from the Fund.

     6. Termination of Agreement.

     (a) This Agreement shall become effective on the date hereof and shall remain in force unless terminated pursuant to the provisions of subsection (b) of this Section 6, provided however that Section 5 shall survive the termination of the Agreement.

     (b) This Agreement may be terminated at any time upon 60 days written notice, by vote of the holders of a majority of the outstanding voting securities of the Fund, or by vote of a majority of the Board of Directors of the Fund, or by Investors Bank. Should the Fund elect to terminate this agreement prior to or on March 31, 1998, the Fund and/or Adviser will pay a penalty amount of $400,000. Terminations occurring on or after April 1, 1998 shall occur without payment of any penalty.

     7. Miscellaneous.

     (a) Any notice or other instrument authorized or required by this Agreement to be given in writing to the Fund or Investors Bank shall be sufficiently given if addressed to that party and received by it at its office set forth below or at such other place as it may from time to time designate in writing.

           To the Fund and Adviser:     COVA SERIES TRUST
                                        One Tower Lane
                                        Suite 3000
                                        Oakbrook Terrace, IL 60181-4644
                                        Attention:

           To Investors Bank:           Investors Bank & Trust Company
                                        89 South Street
                                        Boston, MA 02111
                                        Attention: Tim Murphy

     (b) This Agreement shall extend to and shall be binding upon the parties hereto and their respective successors and assigns; provided, however, that this Agreement shall not be assignable without the written consent of the other party.

     (c) This Agreement shall be construed in accordance with the laws of the Commonwealth of Massachusetts.

     (d) This Agreement may be executed in any number of counterparts each of which shall be deemed to be an original and which collectively shall be deemed to constitute only one instrument.

     (e) The captions of this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

     8. Confidentiality. All books, records, information and data pertaining to the business of the other party which are exchanged or received pursuant to the negotiation or the carrying out of this Agreement shall remain confidential, and shall not be voluntarily disclosed to any other person, except as may be required in the performance of duties hereunder or as otherwise required by law.

     9. Use of Name. The Fund shall not use the name of Investors Bank or any of its affiliates in any prospectus, sales literature or other material relating to the Fund in a manner not approved by the Bank prior thereto in writing; provided however, that the approval of the Bank shall not be required for any use of its name which merely refers in accurate and factual terms to its appointment hereunder or which is required by the Securities and Exchange Commission or any state securities authority or any other appropriate regulatory, governmental or judicial authority; provided further, that in no event shall such approval be unreasonably withheld or delayed.

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed and delivered by their duly authorized officers as of the date first written above.

 ATTEST:                                       COVA SERIES TRUST

/s/ JEFFERY K. HOELZEL                         By:  /s/ LORRY J. STENSRUD
----------------------                            -----------------------
                                               Name:  Lorry J. Stensrud
                                               Title: President



ATTEST:                                        COVA INVESTMENT ADVISORY CORP.

/s/ JEFFERY K. HOELZEL                         By: /s/ LORRY J. STENSRUD
----------------------                            ------------------------
                                               Name:  Lorry J. Stensrud
                                               Title: President


ATTEST:                                        Investors Bank & Trust Company

/s/                                            By: /s/ HENRY M. JOYCE
----------------------                            -------------------------
                                               Name:  Henry M. Joyce
                                               Title: Director

Date: April 1, 1996
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